Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

First High-School Education Group Co., Ltd:

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG Huazhen LLP

Shanghai, China

March 2, 2021